Exhibit 10.1

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO THE PROMISSORY NOTE (this “Amendment”) is dated as of the 5th day of June, 2025 and is made by and between Constellation Acquisition Corp I, a Cayman Islands exempted company (the “Maker”), and Constellation Sponsor LP, a Delaware limited partnership, or its registered assigns or successors in interest (the “Payee”).

RECITALS

A. Maker executed that certain Promissory Note dated January 30, 2024, in the original principal amount of up to $1,660,000 (the “Note”).

B. Maker and Payee have agreed to amend the Note.

C. Unless otherwise set forth herein, all other provisions of the Note shall remain in full force and effect.

E. All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

In consideration of these promises, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. The Total Principal Amount of the Note is increased by $590,000 from $1,660,000 to $2,250,000.

2. Section 3 of the Note is hereby amended and restated in its entirety to read as follows:

“3. Drawdown Requests. Maker and Payee agree that, in addition to the Initial Principal Amount, Maker may request an additional aggregate amount of up to (i) $605,000, which may be drawn down in eleven (11) equal tranches subject to a request from Maker and (ii) $1,590,000, which may be drawn down from time to time until the Maker consummates a Business Combination (each a “Drawdown Request”). Payee shall fund each Drawdown Request no later than three (3) business days after receipt of a Drawdown Request. Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by the Maker.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker and Payee, intending to be legally bound hereby, have caused this Amendment to the Note to be duly executed as of the day and year first above written.

Constellation Acquisition Corp I

By:	/s/ Chandra R. Patel
Name:	Chandra R. Patel
Title:	Chief Executive Officer

Agreed and Acknowledged:

Constellation Sponsor LP
a Delaware limited partnership

By:	Antarctica Endurance Manager, LLC, its
general partner

By:	/s/ Chandra R. Patel
Name:	Chandra R. Patel
Title:	Manager